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                                                                    EXHIBIT 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT



           Subsidiary                  State of Organization or Incorporation
           ----------                  --------------------------------------
The PrivateBank and Trust Company                      Illinois

        The PrivateBank                         Federal Savings Bank